     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 21, 1998

                                                     REGISTRATION NO. 333-
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                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                                ---------------
                                   FORM S-3
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                                ---------------
                                FMC CORPORATION
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
               DELAWARE                              94-0479804
     (STATE OR OTHER JURISDICTION                 (I.R.S. EMPLOYER
   OF INCORPORATION OR ORGANIZATION)             IDENTIFICATION NO.)
                            200 EAST RANDOLPH DRIVE
                            CHICAGO, ILLINOIS 60601
                                (312) 861-6000
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                                ---------------
                                J. PAUL MCGRATH
        SENIOR VICE PRESIDENT, GENERAL COUNSEL AND CORPORATE SECRETARY
                                FMC CORPORATION
                            200 EAST RANDOLPH DRIVE
                            CHICAGO, ILLINOIS 60601
                                (312) 861-6000
(NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)
                                  COPIES TO:
            STEVEN J. GAVIN                       ROBERT E. CURLEY
           WINSTON & STRAWN                     MAYER, BROWN & PLATT
         35 WEST WACKER DRIVE                 190 SOUTH LASALLE STREET
        CHICAGO, ILLINOIS 60601                CHICAGO, ILLINOIS 60603
            (312) 558-5600                         (312) 782-0600
                                ---------------
  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement as the Registrant shall determine.
  If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]
  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]
  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]
                        CALCULATION OF REGISTRATION FEE
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
                                                                           PROPOSED
                                                            PROPOSED        MAXIMUM
                                                            MAXIMUM        AGGREGATE     AMOUNT OF
          TITLE OF EACH CLASS OF            AMOUNT TO BE OFFERING PRICE    OFFERING     REGISTRATION
      SECURITIES TO BE REGISTERED(1)         REGISTERED     PER UNIT       PRICE(2)         FEE
----------------------------------------------------------------------------------------------------
Common Stock, $.10 par value per share(3)..
Preferred Stock, without par value.........
Depositary Shares Representing Preferred
 Stock, without par value..................     (4)           (4)       $500,000,000(5) $100,300(5)
Debt Securities............................
Warrants to Purchase Common Stock..........
Warrants to Purchase Preferred Stock.......
Warrants to Purchase Debt Securities.......
----------------------------------------------------------------------------------------------------

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

(1) In no event will the maximum aggregate offering price of all securities offered (including any Debt Securities issued with an original discount) pursuant to this Registration Statement (the "Offered Securities") exceed $500,000,000. The Offered Securities may be sold separately, together or as units with other Offered Securities registered hereunder. The Offered Securities registered hereunder also include such indeterminate number of shares of Common Stock and Preferred Stock as may be issued upon conversion of Debt Securities or Preferred Stock registered hereby.
(2) Estimated in accordance with Rule 457(o) under the Securities Act of 1933, as amended, solely for the purpose of computing the registration fee.
(3) The Common Stock registered hereby includes Preferred Stock Purchase Rights (the "Rights"). The Rights are associated with and trade with the Common Stock. The value, if any, attributable to the Rights is reflected in the market price of the Common Stock.
(4) Not applicable pursuant to General Instruction II.D of Form S-3 under the Securities Act of 1933, as amended.
(5) Of the $500,000,000 of Offered Securities registered hereby, $160,000,000 of such securities were registered pursuant to Registration No. 33-62415 and are unissued as of the date hereof. A registration fee of $55,172.41 was previously paid with respect to such securities.

                               ----------------

  Pursuant to Rule 429 under the Securities Act, the Prospectus filed as part of this Registration Statement relates to the securities registered hereby, including the remaining unsold $160,000,000 of securities previously registered by the Registrant under its Registration Statement on Form S-3 (Registration No. 33-62415).

                               ----------------

  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

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

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A         +
+REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE + +SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY +
+OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT        +
+BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR + +THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE + +SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE + +UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF +
+ANY SUCH STATE.                                                               +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++

                   SUBJECT TO COMPLETION, DATED JULY 21, 1998

PROSPECTUS

                                  $500,000,000

                                FMC CORPORATION

 COMMON STOCK, PREFERRED STOCK, DEPOSITORY SHARES, DEBT SECURITIES, WARRANTS TO
  PURCHASE COMMON STOCK, WARRANTS TO PURCHASE PREFERRED STOCK AND WARRANTS TO
                            PURCHASE DEBT SECURITIES

  FMC Corporation, a Delaware corporation (the "Company"), may from time to time offer in one or more series (i) shares of Common Stock, $.10 par value per share ("Common Stock"), (ii) whole or fractional shares of Preferred Stock, no par value (collectively, "Preferred Stock"), (iii) Preferred Stock represented by depository shares ("Depository Shares"), (iv) unsecured debt securities ("Debt Securities"), which may be senior debt securities ("Senior Debt Securities") or subordinated debt securities ("Subordinated Debt Securities"),
(v) warrants to purchase Common Stock ("Common Stock Warrants"), (vi) warrants to purchase Preferred Stock ("Preferred Stock Warrants"), and (vii) warrants to purchase Debt Securities ("Debt Warrants"), with an aggregate public offering price of up to $500,000,000, on terms to be determined at the time or times of offering. The Common Stock, Preferred Stock, Depository Shares, Debt Securities, Common Stock Warrants, Preferred Stock Warrants and Debt Warrants (collectively referred to herein as the "Offered Securities") may be offered, separately or together, in separate classes or series, in amounts, at prices and on terms to be set forth in one or more supplements to this Prospectus (each, a "Prospectus Supplement").

  All specific terms of the offering and sale of the Offered Securities in respect of which this Prospectus is being delivered will be set forth in the applicable Prospectus Supplement and will include, when applicable: (i) in the case of Common Stock, any public offering price and the aggregate number of shares offered; (ii) in the case of Preferred Stock, the specific class, series, title and stated value, any dividend, liquidation, redemption, conversion, voting and other rights, any dividend payment dates, any sinking fund provisions, the aggregate number of shares offered and any public offering price; (iii) in the case of Depository Shares, the aggregate number of shares offered, the shares of whole or fractional Preferred Stock represented by each such Depository Share and any public offering price; (iv) in the case of Debt Securities, the specific title, aggregate principal amount, ranking as Senior Debt Securities or as Subordinated Debt Securities, currency, form (which may be registered or bearer or certificated or global), authorized denominations, maturity, rate (or manner of calculation thereof) and time of payment of interest, if any, terms for redemption at the option of the Company or repayment at the option of the holder thereof, terms for sinking fund payments, terms for conversion into Common Stock or Preferred Stock and any public offering price; (v) in the case of Common Stock Warrants, the duration, offering price, exercise price and detachability features; (vi) in the case of Preferred Stock Warrants, description of the Preferred Stock for which each warrant will be exercisable and the duration, offering price, exercise price and detachability features; and (vii) in the case of Debt Warrants, description of the Debt Securities for which each warrant will be exercisable and the duration, offering price, exercise price and detachability features.

  The applicable Prospectus Supplement will also contain information, when applicable, about certain United States federal income tax considerations relating to the Offered Securities covered by that Prospectus Supplement.

  The Common Stock is listed on the New York Stock Exchange, the Pacific Stock Exchange and the Chicago Stock Exchange under the symbol "FMC". Any Common Stock sold pursuant to a Prospectus Supplement will be listed on such exchanges, subject to official notice of issuance. The Company has not yet determined whether any other Offered Securities offered hereby will be listed on any exchange or over-the-counter market. If the Company decides to seek listing of any other Offered Securities, the Prospectus Supplement relating thereto will disclose such exchange or market.

  The Offered Securities may be offered directly, through agents designated from time to time by the Company, or to or through underwriters or dealers. If any agents or underwriters are involved in the sale of any of the Offered Securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth in or will be calculable from the information set forth in the applicable Prospectus Supplement. No Offered Securities may be sold without delivery of the applicable Prospectus Supplement describing the method and terms of the offering of those Offered Securities. See "Plan of Distribution" for possible indemnification arrangements with underwriters, dealers and agents.

                                  -----------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES
 AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY
  IS A CRIMINAL OFFENSE.

                                  -----------

 This Prospectus may not be used to consummate sales of the Offered Securities unless accompanied by a Prospectus Supplement.

                                  -----------

                                        , 1998

  NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION IN CONNECTION WITH THIS OFFERING OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS OR AN APPLICABLE PROSPECTUS SUPPLEMENT AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY UNDERWRITER, DEALER OR AGENT. THIS PROSPECTUS AND ANY APPLICABLE PROSPECTUS SUPPLEMENT DO NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OFFERED HEREBY IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROSPECTUS OR ANY PROSPECTUS SUPPLEMENT NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THEREOF.

                             AVAILABLE INFORMATION

  The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith, files reports and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other information filed by the Company may be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549 and the Commission's Regional Offices at Seven World Trade Center, 13th Floor, New York, New York 10048 and Citicorp Center, Suite 1400, 500 West Madison Street, Chicago, Illinois 60661. Copies of such material can be obtained by mail from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. In addition, reports, proxy statements and other information concerning the Company may be inspected and copied at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005, the Chicago Stock Exchange, 440 South LaSalle Street, Chicago, Illinois 60605 and the Pacific Stock Exchange, Inc., 301 Pine Street, San Francisco, California 94104 or 618 South Spring Street, Los Angeles, California 90014. The Commission also maintains a web site (http://www.sec.gov) that contains reports, proxy statements and other information regarding registrants that file electronically with the Commission.

  The Company has filed with the Commission a Registration Statement on Form S-3 under the Securities Act of 1933, as amended (the "Securities Act"), which relates to the Offered Securities (the "Registration Statement"). This Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits and schedules thereto as permitted by the rules and regulations of the Commission. For information with respect to the Company and the Offered Securities, reference is hereby made to such Registration Statement, exhibits and schedules. The Registration Statement may be inspected without charge by anyone at the office of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 and copies of all or any part thereof may be obtained from the Commission upon payment of the prescribed fees. Statements contained in this Prospectus as to the contents of any contract or other document referred to are not necessarily complete, and in each instance reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the Commission. Each such statement is qualified in all respects by such reference.

                      DOCUMENTS INCORPORATED BY REFERENCE

  The following documents filed with the Commission (File No. 1-2376) are incorporated herein by reference:

    (i) the Company's Annual Report on Form 10-K for the year ended December 31, 1997;

    (ii) the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1998;

    (iii) the Company's Current Reports on Form 8-K dated April 15, 1998, April 17, 1998 and April 24, 1998;

    (iv) the description of the Company's Preferred Stock Purchase Rights contained in the Company's Registration Statement on Form 8-A filed on March 6, 1986 pursuant to Section 12 of the Exchange Act and all amendments thereto and reports filed for the purposes of updating such description; and

    (v) the description of the Common Stock contained in the Company's Registration Statement on Form 8-A filed on May 12, 1986 pursuant to
  Section 12 of the Exchange Act and all amendments thereto and reports filed for the purposes of updating such description.

  All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the offering of the Offered Securities shall be deemed to be incorporated in this Prospectus by reference and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein (or in the applicable Prospectus Supplement) or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

  The Company will provide, without charge to any person to whom a copy of this Prospectus is delivered, upon the written or oral request of such person, a copy of any document incorporated by reference herein other than exhibits to such documents unless such exhibits are specifically incorporated by reference in such document. Requests should be directed to J. Paul McGrath, Senior Vice President, General Counsel and Corporate Secretary, FMC Corporation, 200 East Randolph Drive, Chicago, Illinois 60601 (telephone: (312) 861-6000).

                          FORWARD-LOOKING STATEMENTS

  This Prospectus contains, any Prospectus Supplement will contain and the documents incorporated by reference herein contain or will contain certain statements which describe the Company's beliefs concerning future business conditions and the outlook for the Company based on currently available information. Wherever possible, the Company has identified these "forward-looking statements" (as defined in Section 27A of the Securities Act and Section 21E of the Exchange Act) by words such as "anticipates," "believes," "estimates," "expects" and similar expressions. These forward-looking statements are subject to risks and uncertainties which could cause the Company's actual results, performance or achievements to differ materially from those expressed in, or implied by, these statements. These risks and uncertainties include, but are not limited to, the following: risks associated with significant price competition, higher ingredient and raw material prices or shortages of such commodities, risks associated with new product introductions (including the potential for unanticipated delays or cost overruns in connection with introductions of new products and the development of new manufacturing processes), freight transportation delays beyond the control of the Company, inability of the Company or its suppliers to remedy potential information systems problems related to the year 2000, risks associated with joint ventures, partnerships or limited endeavors, future environmental liabilities not covered by insurance or indemnity, risks relating to general economic conditions and unforeseen outcomes of litigation or other contingencies. The Company assumes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

                                  THE COMPANY

  The Company is one of the world's leading producers of chemicals and machinery for industry and agriculture. The Company employs over 16,000 people at over 100 manufacturing facilities and mines in 25 countries. The Company divides its businesses into three main segments: Machinery and Equipment, Industrial Chemicals and Performance Chemicals. Machinery and Equipment businesses provide specialized machinery to the food, petroleum, transportation and material handling industries. Industrial Chemicals businesses manufacture a wide variety of chemicals including soda ash, phosphates and hydrogen peroxide. Major customers include detergent, glass and paper producers, as well as other chemical companies. Performance Chemicals develops, manufactures and markets proprietary specialty chemicals for the agricultural, food and pharmaceutical industries.

  The Company was incorporated in 1928 under Delaware law and has its principal executive offices at 200 East Randolph Drive, Chicago, Illinois 60601 (telephone number: (312) 861-6000). As used herein, "FMC" or the "Company" refers to FMC Corporation and its subsidiaries, unless otherwise indicated by the context.

                                USE OF PROCEEDS

  Unless otherwise described in the applicable Prospectus Supplement, the Company intends to use the net proceeds from the sale of the Offered Securities for general corporate purposes, which may include the repayment of existing indebtedness and the financing of capital expenditures and acquisitions.

                      RATIO OF EARNINGS TO FIXED CHARGES

  The following table sets forth the unaudited historical ratio of earnings to fixed charges of the Company for the periods indicated.

       THREE MONTHS ENDED
            MARCH 31,                  YEAR ENDED DECEMBER 31,
       ------------------     ---------------------------------------------------
        1998        1997      1997(1)     1996     1995(2)     1994     1993(3)
        ----        ----      -------     ----     -------     ----     -------
      2.1x        1.8x         0.6x       2.7x      2.4x       2.9x      0.2x

--------
(1) Earnings did not cover fixed charges by $52.4 million for the year ended December 31, 1997. The ratio of earnings to fixed charges for the year ended December 31, 1997 before asset impairments and restructuring and other charges was 2.5x.
(2) The ratio of earnings to fixed charges for the year ended December 31, 1995 before the gain on the sale of FMC Wyoming stock, asset impairments, restructuring and other charges and write-off of acquired in-process research and development costs was 2.9x.
(3) Earnings did not cover fixed charges by $72.3 million for the year ended December 31, 1993. The ratio of earnings to fixed charges for the year ended December 31, 1993 before asset impairments and restructuring and other charges was 1.6x.

                 GENERAL DESCRIPTION OF THE OFFERED SECURITIES

  The Company may offer under this Prospectus Common Stock, Preferred Stock, Depository Shares, Debt Securities, Common Stock Warrants, Preferred Stock Warrants or Debt Warrants, or any combination of the foregoing, either individually or as units consisting of two or more Offered Securities. The aggregate offering price of Offered Securities offered by the Company under this Prospectus will not exceed $500,000,000. If Offered Securities are offered as units, the terms of the units will be set forth in a Prospectus Supplement.

                        DESCRIPTION OF THE COMMON STOCK

GENERAL

  Under the Company's Restated Certificate of Incorporation (the "Certificate of Incorporation"), the Company is authorized to issue up to 130,000,000 shares of Common Stock. As of March 31, 1998, there were 34,674,094 shares of Common Stock issued and outstanding. In addition, up to 5,025,918 shares have been reserved as of March 31, 1998 for issuance upon the exercise of options and awards under the Company's incentive compensation plans. The shares of Common Stock are listed on the New York Stock Exchange, the Pacific Stock Exchange and the Chicago Stock Exchange under the symbol "FMC". Harris Trust and Savings Bank, Chicago, Illinois, is the transfer agent and registrar of the shares of Common Stock.

  The Common Stock is not redeemable, does not have any conversion rights and is not subject to call. Holders of shares of Common Stock have no preemptive rights to maintain their percentage of ownership in future offerings or sales of stock of the Company. Holders of shares of Common Stock have one vote per share in all elections of directors and on all other matters submitted to a vote of stockholders of the Company. The holders of Common Stock are entitled to receive dividends, if any, as and when declared from time to time by the Board of Directors of the Company out of funds legally available therefor. Upon liquidation, dissolution or winding up of the affairs of the Company, the holders of Common Stock will be entitled to participate equally and ratably, in proportion to the number of shares held, in the net assets of the Company available for distribution to holders of Common Stock. The shares of Common Stock currently outstanding are fully paid and nonassessable. The shares of Common Stock offered hereby, upon issuance against full payment of the purchase price therefor, will be fully paid and nonassessable.

CERTAIN CERTIFICATE OF INCORPORATION PROVISIONS

 General Effect

  The Company has adopted a number of provisions in its Certificate of Incorporation that might discourage certain types of transactions that involve an actual or threatened change in control of the Company. The provisions may make it more difficult and time-consuming to change majority control of the Board of Directors and thus reduce the vulnerability of the Company to an unsolicited offer, particularly an offer that does not contemplate the acquisition of all of the Company's outstanding shares.

  These provisions are intended to encourage persons seeking to acquire control of the Company to initiate such an acquisition through arm's-length negotiations with the Company's management and Board of Directors. Additionally, such provisions provide management with the time and information necessary to evaluate a takeover proposal and to study alternative proposals. Nonetheless, the provisions could have the effect of discouraging a third party from making a tender offer or otherwise attempting to obtain control of the Company, even though such an attempt might be beneficial to the Company and its stockholders.

 Business Combination

  The Certificate of Incorporation provides that significant asset sales, dispositions of stock, liquidations, mergers and certain other business combinations ("Business Combinations") involving the Company and persons beneficially owning 10% or more of the voting power of the outstanding shares of Common Stock (an "Interested Stockholder") must be approved by the holders of at least 80% of the voting power of the Company's outstanding voting stock ("Voting Stock"). The Certificate of Incorporation requires the affirmative vote of the holders of 80% or more of the outstanding Voting Stock to amend, alter or repeal, or to adopt any provisions inconsistent with, such provisions.

 Stockholders' Meetings

  The Certificate of Incorporation provides that special meetings of the stockholders may only be called pursuant to a resolution approved by a majority of the Board of Directors. This limitation prevents a stockholder or group of stockholders from forcing the Company to conduct a stockholders' meeting at any time not sanctioned by the Board of Directors, regardless of the number of shares of Common Stock held by such stockholder or group of stockholders.

 No Action by Stockholder Consent

  The Certificate of Incorporation prohibits action that is required or permitted to be taken at any annual or special meeting of stockholders of the Company from being taken by the written consent of stockholders without a meeting. This provision may be altered, amended or repealed only if the holders of 80% or more of Voting Stock vote in favor of such action.

PREFERRED STOCK PURCHASE RIGHTS

  The Company has adopted a preferred stock purchase rights plan and has distributed preferred stock purchase rights (the "Rights") to holders of the Company's Common Stock. The preferred stock purchase rights plan enables the holder of such Rights to purchase, under certain circumstances, one one-hundredth of a share of

Junior Participating Preferred Stock, Series A, without par value, of the Company at a price of $300 per one one-hundredth of a share, subject to certain adjustments. The Rights are intended to deter attempts to acquire the Company on terms not approved by the Company's Board of Directors.

                      DESCRIPTION OF THE PREFERRED STOCK

  Under the Certificate of Incorporation, the Board of Directors of the Company may direct the issuance of up to 5,000,000 shares of Preferred Stock in one or more series and with rights, preferences, privileges and restrictions, including dividend rights, voting rights, conversion rights, terms of redemption and liquidation preferences, that may be fixed or designated by the Board of Directors pursuant to a certificate of designation without any further vote or action by the Company's stockholders. As of March 31, 1998, the Board of Directors had designated 400,000 shares of the Preferred Stock as Junior Participating Preferred Stock, Series A for possible issuance in connection with the Rights. The issuance of Preferred Stock may have the effect of delaying, deferring or preventing a change in control of the Company. Preferred Stock, upon issuance against full payment of the purchase price therefor, will be fully paid and nonassessable. The specific terms of a particular series of Preferred Stock will be described in the Prospectus Supplement relating to that series. The description of Preferred Stock set forth below and the description of the terms of a particular series of Preferred Stock set forth in the related Prospectus Supplement do not purport to be complete and are qualified in their entirety by reference to the certificate of designation relating to that series. The related Prospectus Supplement will contain a description of certain United States federal income tax consequences relating to the purchase and ownership of the series of Preferred Stock described in such Prospectus Supplement.

  As of the date of this Prospectus, no shares of Preferred Stock were issued or outstanding.

  The rights, preferences, privileges and restrictions of the Preferred Stock of each series will be fixed by the certificate of designation relating to such series. A Prospectus Supplement, relating to each series, will specify the terms of the Preferred Stock as follows:

    (a) The maximum number of shares to constitute the series and the distinctive designation thereof;

    (b) The annual dividend rate, if any, on shares of the series, whether such rate is fixed or variable or both, the date or dates from which dividends will begin to accrue or accumulate and whether dividends will be cumulative;

    (c) The price at and the terms and conditions on which the shares of the series may be redeemed, including the time during which shares of the series may be redeemed and any accumulated dividends thereon that the holders of shares of the series shall be entitled to receive upon the redemption thereof;

    (d) The liquidation preference, if any, and any accumulated dividends thereon, that the holders of shares of the series shall be entitled to receive upon the liquidation, dissolution or winding up of the affairs of the Company;

    (e) Whether or not the shares of the series will be subject to operation of a retirement or sinking fund, and, if so, the extent and manner in which any such fund shall be applied to the purchase or redemption of the shares of the series for retirement or for other corporate purposes and the terms and provisions relating to the operation of such fund;

    (f) The terms and conditions, if any, on which the shares of the series shall be convertible into, or exchangeable for, shares of any other class or classes of capital stock of the Company or a third party or of any other series of the same class, including the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same and whether such conversion is mandatory or optional;

    (g) The stated value of the shares of such series;

    (h) The voting rights, if any, of the shares of the series; and

    (i) Any or all other preferences and relative, participating, optional or other special rights or qualifications, limitations or restrictions thereof.

  In the event of any voluntary liquidation, dissolution or winding up of the affairs of the Company, the holders of any series of any class of Preferred Stock shall be entitled to receive in full out of the assets of the Company, including its capital, before any amount shall be paid or distributed among the holders of the Common Stock or any other shares ranking junior to such series, the amounts fixed by the Board of Directors with respect to such series and set forth in the applicable Prospectus Supplement plus an amount equal to all dividends accrued and unpaid thereon to the date of payment of the amount due pursuant to such liquidation, dissolution or winding up of the affairs of the Company. After payment to the holders of the Preferred Stock of the full preferential amounts to which they are entitled, the holders of Preferred Stock, as such, shall have no right or claim to any of the remaining assets of the Company.

  If liquidating distributions shall have been made in full to all holders of Preferred Stock, the remaining assets of the Company shall be distributed among the holders of any other classes or series of capital stock ranking junior to the Preferred Stock upon liquidation, dissolution or winding up, according to their respective rights and preferences and in each case according to their respective numbers of shares. The merger or consolidation of the Company into or with any other corporation, or the sale, lease or conveyance of all or substantially all of the assets of the Company, shall not constitute a dissolution, liquidation or winding up of the Company.

                       DESCRIPTION OF DEPOSITORY SHARES

GENERAL

  The Company may offer receipts ("Depository Receipts") for Depository Shares, each of which will represent a fractional interest in a share of a particular series of a class of Preferred Stock, as specified in the applicable Prospectus Supplement. Preferred Stock of each series of each class represented by Depository Shares will be deposited under a separate Deposit Agreement (each, a "Deposit Agreement") among the Company, the depository named therein (such depository or its successor, the "Preferred Stock Depository") and the holders from time to time of the Depository Receipts. Subject to the terms of the Deposit Agreement, each owner of a Depository Receipt will be entitled, in proportion to the fractional interest of a share of the particular series of a class of Preferred Stock represented by the Depository Shares evidenced by such Depository Receipt, to all the rights and preferences of the Preferred Stock represented by such Depository Shares (including dividend, voting, conversion, redemption and liquidation rights).

  The Depository Shares will be evidenced by Depository Receipts issued pursuant to the applicable Deposit Agreement. Immediately following the issuance and delivery of the Preferred Stock by the Company to the Preferred Stock Depository, the Company will cause the Preferred Stock Depository to issue, on behalf of the Company, the Depository Receipts. Copies of the applicable form of Deposit Agreement and Depository Receipt may be obtained from the Company upon request.

DIVIDENDS AND OTHER DISTRIBUTIONS

  The Preferred Stock Depository will distribute all cash dividends or other cash distributions received in respect of the Preferred Stock to the record holders of the Depository Receipts evidencing the related Depository Shares in proportion to the number of such Depository Receipts owned by such holder, subject to certain obligations of holders to file proofs, certificates and other information and to pay certain charges and expenses to the Preferred Stock Depository.

  In the event of a distribution other than in cash, the Preferred Stock Depository will distribute property received by it to the record holders of Depository Receipts entitled thereto, subject to certain obligations of holders to file proofs, certificates and other information and to pay certain charges and expenses to the Preferred Stock Depository, unless the Preferred Stock Depository determines that it is not feasible to make such distribution, in which case the Preferred Stock Depository may, with the approval of the Company, sell such property and distribute the net proceeds from such sale to such holders.

WITHDRAWAL OF SHARES

  Upon surrender of the Depository Receipts at the corporate trust office of the Preferred Stock Depository (unless the related Depository Shares have previously been called for redemption), the holders thereof will be entitled to delivery at such office, to or upon such holder's order, of the number of whole shares of Preferred Stock and any money or other property represented by the Depository Shares evidenced by such Depository Receipts. Holders of Depository Receipts will be entitled to receive whole shares of the related Preferred Stock on the basis of the proportion of Preferred Stock represented by each Depository Share as specified in the applicable Prospectus Supplement, but holders of such Preferred Stock will not thereafter be entitled to receive Depository Shares therefor. If the Depository Receipts delivered by the holder evidence a number of Depository Shares in excess of the number of Depository Shares representing the number of shares of Preferred Stock to be withdrawn, the Preferred Stock Depository will deliver to such holder at the same time a new Depository Receipt evidencing such excess number of Depository Shares.

REDEMPTION OF DEPOSITORY SHARES

  Whenever the Company redeems Preferred Stock held by the Preferred Stock Depository, the Preferred Stock Depository will redeem as of the same redemption date the number of Depository Shares representing the Preferred Stock so redeemed, provided the Company shall have paid in full to the Preferred Stock Depository the redemption price of the Preferred Stock to be redeemed plus an amount equal to any accrued and unpaid dividends (except, with respect to noncumulative shares of Preferred Stock, dividends for the current dividend period only) thereon to the date fixed for redemption. The redemption price per Depository Share will be equal to the redemption price and any other amounts per share payable with respect to the Preferred Stock. If less than all the Depository Shares are to be redeemed, the Depository Shares to be redeemed will be selected by the Preferred Stock Depository by lot.

  After the date fixed for redemption, the Depository Shares so called for redemption will no longer be deemed to be outstanding and all rights of the holders of the Depository Receipts evidencing the Depository Shares so called for redemption will cease, except the right to receive any moneys payable upon such redemption and any money or other property to which the holders of such Depository Receipts were entitled upon such redemption upon surrender thereof to the Preferred Stock Depository.

VOTING OF THE UNDERLYING PREFERRED STOCK

  Upon receipt of notice of any meeting at which the holders of the Preferred Stock are entitled to vote, the Preferred Stock Depository will mail the information contained in such notice of meeting to the record holders of the Depository Receipts evidencing the Depository Shares which represent such Preferred Stock. Each record holder of Depository Receipts evidencing Depository Shares on the record date (which will be the same date as the record date for the Preferred Stock) will be entitled to instruct the Preferred Stock Depository as to the exercise of the voting rights pertaining to the amount of Preferred Stock represented by such holder's Depository Shares. The Preferred Stock Depository will vote the amount of Preferred Stock represented by such Depository Shares in accordance with such instructions, and the Company will agree to take all reasonable action which may be deemed necessary by the Preferred Stock Depository in order to enable the Preferred Stock Depository to do so. The Preferred Stock Depository will abstain from voting the amount of Preferred Stock represented by such Depository Shares to the extent it does not receive specific instructions from the holders of Depository Receipts evidencing such Depository Shares.

LIQUIDATION PREFERENCE

  In the event of liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, each holder of a Depository Receipt will be entitled to the fraction of the liquidation preference accorded each share of Preferred Stock represented by the Depository Share evidenced by such Depository Receipt, as set forth in the applicable Prospectus Supplement.

CONVERSION OF PREFERRED STOCK

  The Depository Shares, as such, are not convertible into Common Stock or any securities or property of the Company. Nevertheless, if so specified in the applicable Prospectus Supplement relating to an offering of Depository Shares, the Depository Receipts may be surrendered by holders thereof to the Preferred Stock Depository with written instructions to the Preferred Stock Depository to instruct the Company to cause conversion of the Preferred Stock represented by the Depository Shares evidenced by such Depository Receipts into whole shares of Common Stock, other Preferred Stock of the Company or other shares of capital stock, and the Company has agreed that upon receipt of such instructions and any amounts payable in respect thereof, it will cause the conversion thereof utilizing the same procedures as those provided for delivery of Preferred Stock to effect such conversion. If the Depository Shares evidenced by a Depository Receipt are to be converted in part only, one or more new Depository Receipts will be issued for any Depository Shares not to be converted. No fractional shares of Common Stock will be issued upon conversion, and if such conversion will result in a fractional share being issued, an amount will be paid in cash by the Company equal to the value of the fractional interest based upon the closing price of the Common Stock on the last business day prior to the conversion.

AMENDMENT AND TERMINATION OF THE DEPOSIT AGREEMENT

  The form of Depository Receipt evidencing the Depository Shares which represent the Preferred Stock and any provision of the Deposit Agreement may at any time be amended by agreement between the Company and the Preferred Stock Depository. However, any amendment that materially and adversely alters the rights of the holders of Depository Receipts will not be effective unless such amendment has been approved by the existing holders of at least a majority of the Depository Shares evidenced by the Depository Receipts then outstanding.

  The Deposit Agreement may be terminated by the Company upon not less than 30 days' prior written notice to the Preferred Stock Depository if a majority of each class of Depository Shares affected by such termination consents to such termination, whereupon the Preferred Stock Depository shall deliver or make available to each holder of Depository Receipts, upon surrender of the Depository Receipts held by such holder, such number of whole or fractional shares of Preferred Stock as are represented by the Depository Shares evidenced by such Depository Receipts. In addition, the Deposit Agreement will automatically terminate if (i) all outstanding Depository Shares shall have been redeemed, (ii) there shall have been a final distribution in respect of the related Preferred Stock in connection with any liquidation, dissolution or winding up of the Company and such distribution shall have been distributed to the holders of Depository Receipts evidencing the Depository Shares representing such Preferred Stock or (iii) each related share of Preferred Stock shall have been converted into capital stock of the Company not so represented by Depository Shares.

CHARGES OF PREFERRED STOCK DEPOSITORY

  The Company will pay all transfer and other taxes and governmental charges arising solely from the existence of the Deposit Agreement. In addition, the Company will pay the fees and expenses of the Preferred Stock Depository in connection with the performance of its duties under the Deposit Agreement. However, holders of the Depository Receipts will pay the fees and expenses of the Preferred Stock Depository for any duties requested by such holders to be performed which are outside of those expressly provided for in the Deposit Agreement.

RESIGNATION AND REMOVAL OF PREFERRED STOCK DEPOSITORY

  The Preferred Stock Depository may resign at any time by delivering to the Company notice of its election to do so, and the Company may at any time remove the Preferred Stock Depository, any such resignation or removal to take effect upon the appointment of a successor Preferred Stock Depository. A successor Preferred Stock Depository must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

MISCELLANEOUS

  The Preferred Stock Depository will forward to holders of Depository Receipts any reports and communications from the Company that are received by the Preferred Stock Depository with respect to the related Preferred Stock.

  Neither the Preferred Stock Depository nor the Company will be liable if it is prevented from or delayed in, by law or any circumstances beyond its control, performing its obligations under the Deposit Agreement. The obligations of the Company and the Preferred Stock Depository under the Deposit Agreement will be limited to performing their duties thereunder in good faith and without gross negligence or willful misconduct, and the Company and the Preferred Stock Depository will not be obligated to prosecute or defend any legal proceeding in respect of any Depository Receipts, Depository Shares or Preferred Stock represented thereby unless satisfactory indemnity is furnished. The Company and the Preferred Stock Depository may rely on written advice of counsel or accountants, or information provided by persons presenting Preferred Stock represented thereby for deposit, holders of Depository Receipts or other persons believed to be competent to give such information, and on documents believed to be genuine and signed by a proper party.

  If the Preferred Stock Depository shall receive conflicting claims, requests or instructions from any holders of Depository Receipts, on the one hand, and the Company, on the other hand, the Preferred Stock Depository shall be entitled to act on such claims, requests or instructions received from the Company.

                      DESCRIPTION OF THE DEBT SECURITIES

  The Senior Debt Securities will be issued under an Indenture, as amended or supplemented from time to time (the "Senior Indenture"), between the Company and Harris Trust and Savings Bank, as trustee (the "Trustee"). The Subordinated Debt Securities will be issued under an Indenture, as amended or supplemented from time to time (the "Subordinated Indenture"), between the Company and the Trustee. The Senior Indenture and the Subordinated Indenture are sometimes referred to herein collectively as the "Indentures" and each individually as an "Indenture".

  The Senior Indenture and the form of Subordinated Indenture have been filed as exhibits to the Registration Statement of which this Prospectus is a part and are available for inspection at the corporate trust office of the Trustee at 111 West Monroe Street, Chicago, Illinois 60603. The Indentures are subject to, and are governed by, the Trust Indenture Act of 1939, as amended. The statements made hereunder relating to the Indentures and the Debt Securities to be issued hereunder are summaries of certain provisions thereof and do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all provisions of the Indentures and such Debt Securities. All section references appearing in this section "Description of the Debt Securities" are to sections of the applicable Indenture, and capitalized terms used but not defined herein shall have the respective meanings set forth in the applicable Indenture.

GENERAL

  The Indentures do not limit the amount of Debt Securities that can be issued thereunder and provide that Debt Securities of any series may be issued thereunder up to the aggregate principal amount which may be authorized from time to time by the Company. The Indentures do not limit the amount of other indebtedness or securities, other than certain secured indebtedness as described below which is limited by the Senior Indenture, that may be issued by the Company or its subsidiaries.

  The Debt Securities will be direct, unsecured obligations of the Company and will constitute Senior Debt Securities and/or Subordinated Debt Securities. Creditors of the Company's subsidiaries are entitled to a claim on the assets of such subsidiaries. Consequently, in the event of a liquidation or reorganization of any subsidiary, creditors of the subsidiary are likely to be paid in full before any distribution is made to the Company and holders of Debt Securities, except to the extent that the Company is itself recognized as a creditor of such subsidiary, in which case the claims of the Company would still be subordinate to any security interests in the assets of such subsidiary and any indebtedness of such subsidiary senior to that held by the Company.

  Reference is made to the Prospectus Supplement for the following and other possible terms of each series of the Debt Securities in respect of which this Prospectus is being delivered: (i) the title of the Debt Securities; (ii) any limit upon the aggregate principal amount of the Debt Securities; (iii) if other than 100% of the principal amount, the percentage of their principal amount at which the Debt Securities will be offered; (iv) the date or dates on which the principal of the Debt Securities will be payable (or method of determination thereof); (v) the rate or rates (or method of determination thereof) at which the Debt Securities will bear interest, if any, the date or dates from which any such interest will accrue and on which such interest will be payable and the record dates for the determination of the holders to whom interest is payable; (vi) if other than as set forth herein, the place or places where the principal of and interest, if any, on the Debt Securities will be payable; (vii) the price or prices at which, the period or periods within which and the terms and conditions upon which Debt Securities may be redeemed, in whole or in part, at the option of the Company; (viii) if other than the principal amount thereof, the portion of the principal amount of the Debt Securities payable upon declaration of acceleration of the maturity thereof; (ix) the obligation, if any, of the Company to redeem, repurchase or repay Debt Securities, whether pursuant to any sinking fund or analogous provisions or pursuant to other provisions set forth therein or at the option of a Holder thereof; (x) whether the Debt Securities will be represented in whole or in part by one or more global notes registered in the names of a depository or its nominee; (xi) any conversion or exchange provisions and whether such conversion or exchange is optional or mandatory; (xii) the ranking of such Debt Securities as Senior Debt Securities or Subordinated Debt Securities; and (xiii) any other terms or conditions not inconsistent with the provisions of the Indenture under which the Debt Securities will be issued. (Section 2.3) "Principal" when used herein includes, when appropriate, the premium, if any, on the Debt Securities.

  Unless otherwise provided in the Prospectus Supplement relating to any Debt Securities, principal and interest, if any, will be payable, and the Debt Securities will be transferable, at the office or offices or agency maintained by the Company for such purposes, provided that payment of interest on the Debt Securities will be paid at such place of payment by check mailed to the persons entitled thereto at the addresses of such persons appearing on the Security register. Interest on the Debt Securities will be payable on any interest payment date to the persons in whose name the Debt Securities are registered at the close of business on the record date with respect to such interest payment date.

  The Debt Securities may be issued only in fully registered form in minimum denominations of $1,000 and any integral multiple thereof. Additionally, the Debt Securities may be represented in whole or in part by one or more global notes registered in the name of a depository or its nominee, and, if so represented, interests in such global note will be shown on, and transfers thereof will be effected only through, records maintained by the designated depository and its participants.

  The Debt Securities may be exchanged for an equal aggregate principal amount of Debt Securities of the same series and date of maturity in such authorized denominations as may be requested upon surrender of the Debt Securities at an agency of the Company maintained for such purpose and upon fulfillment of all other requirements of such agent. No service charge will be made for any transfer or exchange of the Debt Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. (Section 2.8)

  The Indentures require the annual filing by the Company with the Trustee of a certificate as to compliance with certain covenants contained in the Indentures. (Section 3.4)

  The Company will comply with Section 14(e) under the Exchange Act, to the extent applicable, and any other tender offer rules under the Exchange Act which may then be applicable, in connection with any obligation of the Company to purchase Debt Securities at the option of the holders thereof. Any such obligation applicable to a series of Debt Securities will be described in the Prospectus Supplement relating thereto.

  Unless otherwise described in a Prospectus Supplement relating to any Debt Securities, there are no covenants or provisions contained in the Indentures which may afford the holders of Debt Securities protection in the event of a highly leveraged transaction involving the Company.

CONVERSION AND EXCHANGE

  The terms, if any, on which Debt Securities of any series are convertible into or exchangeable for Common Stock or Preferred Stock, property or cash, or a combination of any of the foregoing, will be set forth in the Prospectus Supplement relating thereto. Such terms may include provisions for conversion or exchange, either mandatory, at the option of the holder or at the option of the Company, in which the number of shares of Common Stock or Preferred Stock to be received by the holders of the Debt Securities would be calculated according to the factors and at such time as set forth in the related Prospectus Supplement.

COVENANTS APPLICABLE TO SENIOR DEBT SECURITIES

 Limitations on Liens

  The Senior Indenture provides that, so long as any of the Senior Debt Securities of a series remain outstanding, the Company will not, nor will it permit any Restricted Subsidiary (as hereinafter defined) to, secure indebtedness for money borrowed ("Secured Debt") by placing a Lien (as hereinafter defined) on any Principal Property (as hereinafter defined) now or hereafter owned by the Company or any Restricted Subsidiary or on any shares of stock or securing indebtedness for money borrowed of any Restricted Subsidiary without equally and ratably securing the Debt Securities of such series, unless (i) the aggregate principal amount of such Secured Debt then outstanding plus (ii) all Attributable Debt (as hereinafter defined) of the Company and its Restricted Subsidiaries in respect of sale and leaseback transactions described below covering Principal Properties (other than sale and leaseback transactions under (b) of the following paragraph) does not exceed an amount equal to 10% of Consolidated Net Tangible Assets (as hereinafter defined). This restriction will not apply to, and there shall be excluded in computing such Secured Debt for purposes of this restriction, certain permitted Liens, including (a) with respect to each series of Senior Debt Securities, Liens existing as of the date of the issuance of Senior Debt Securities of such series; (b) Liens on property or assets of, or any shares of stock or securing indebtedness for money borrowed of, any corporation existing at the time such corporation becomes a Restricted Subsidiary; (c) Liens on property or assets or shares of stock or securing indebtedness for money borrowed existing at the time of acquisition (including acquisition through merger or consolidation) and certain Liens to secure indebtedness incurred prior to, at the time of or within 120 days after the later of the acquisition of, or the completion of the construction of and commencement of operation of, any such property, for the purpose of financing all or any part of the purchase price or construction cost thereof; (d) Liens to secure certain development, operation, construction, alteration, repair or improvement costs; (e) Liens in favor of, or which secure indebtedness owing to, the Company or a Restricted Subsidiary; (f) Liens in connection with government contracts, including the assignment of moneys due or to come due thereon; (g) certain Liens in connection with legal proceedings to the extent such proceedings are being contested in good faith; (h) certain Liens arising in the ordinary course of business and not in connection with the borrowing of money such as mechanics', materialmens', carriers' or other similar Liens; (i) Liens on property securing obligations issued by a domestic governmental issuer to finance the cost of acquisition or construction of such property; and (j) extensions, substitutions, replacements or renewals of the foregoing. (Section 3.5)

 Limitations on Sale and Leaseback Transactions

  The Senior Indenture provides that, so long as any of the Senior Debt Securities of a series remain outstanding, the Company will not, nor will it permit any Restricted Subsidiary to, enter into any sale and leaseback transaction (except a lease for a period not exceeding three years) covering any Principal Property which was or is owned by the Company or a Restricted Subsidiary and which has been or is to be sold or transferred more than 120 days after such property has been owned by the Company or such Restricted Subsidiary and completion of construction and commencement of full operation thereof, unless (a) the Attributable Debt in respect thereto and all other sale and leaseback transactions entered into after the date of the first issuance of Senior Debt Securities of such series (other than those the proceeds of which are applied to reduce indebtedness or acquire additional property under (b) following), plus the aggregate principal amount of then outstanding Secured Debt not otherwise permitted or excepted without equally and ratably securing the Senior Debt Securities does not exceed 10% of Consolidated Net Tangible Assets; or (b) an amount equal to the value of the Principal Property sold and leased back is applied within 120 days after the sale or transfer to (x) the voluntary retirement of Funded Debt (as hereinafter defined), including Senior Debt Securities, or (y) the acquisition of properties, facilities or equipment used for general operating purposes for the Company or any Restricted Subsidiary. (Section 3.6)

 Certain Definitions

  The term "Subsidiary" is defined to mean (i) a corporation, a majority of whose capital stock with voting power, under ordinary circumstances, to elect directors is, at the date of determination, directly or indirectly owned by the Company, by one or more Subsidiaries of the Company or by the Company and one or more Subsidiaries of the Company, (ii) a partnership in which the Company or a Subsidiary of the Company holds a majority interest in the equity capital or profits of such partnership or (iii) any other person (other than a corporation) in which the Company, a Subsidiary of the Company or the Company and one or more Subsidiaries of the Company, directly or indirectly, at the date of determination, has (x) at least a majority ownership interest or (y) the power to elect or direct the election of a majority of the directors or other governing body of such person.

  The term "Restricted Subsidiary" is defined to mean any Subsidiary (i) substantially all the property of which is located within the continental United States of America or Canada and (ii) which owns or leases a Principal Property.

  The term "Principal Property" is defined to mean any manufacturing or processing plant or facility (other than any pollution control facility) or any mineral producing property which is located within the continental United States of America and is owned by the Company or any Subsidiary, whether owned at or acquired after the date of the applicable Indenture, the gross book value on the books of the Company or such Subsidiary (without deduction of any depreciation reserve) of which on the date as of which the determination is being made exceeds 1% of Consolidated Net Tangible Assets, other than any such property, plant or facility, or any portion thereof, which in the opinion of the Board of Directors is not of material importance to the total business conducted by the Company and its Restricted Subsidiaries as an entirety or which is financed with certain tax exempt securities.

  The term "Attributable Debt", in respect of the sale and leaseback transactions described above, is defined to mean the amount determined by multiplying the greater, at the time such transaction is entered into, of (i) the fair value of the property, plant or facility subject to such arrangement (as determined by the Company); or (ii) the net proceeds of the sale of such property, plant or facility to the lender or investor, by a fraction of which the numerator shall be the unexpired initial term of the lease of such real property as of the date of determination of such computation and of which the denominator shall be the full initial term of such lease. Sale and leasebacks with respect to facilities financed with certain tax exempt securities are excepted from the definition.

  The term "Consolidated Net Tangible Assets" is defined to mean the aggregate amount of assets (less applicable reserves and other properly deductible items) after deducting therefrom (a) all current liabilities (excluding any thereof constituting Funded Debt by reason of being extendible or renewable); and (b) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles, all as set forth on the books and records of the Company and its consolidated subsidiaries and computed in accordance with generally accepted accounting principles.

  The term "Funded Debt" is defined to mean all indebtedness whether or not evidenced by a bond, debenture, note or similar instrument or agreement, for the repayment of money borrowed, having a maturity of more than 12 months from the date of its creation or having a maturity of less than 12 months from the date of its creation but by its terms being renewable or extendible beyond 12 months from such date at the option of the borrower. For the purpose of determining "Funded Debt" of any corporation, there shall be excluded any particular indebtedness if, on or prior to the maturity thereof, there shall have been deposited with the proper depository in trust the necessary funds for the payment, redemption or satisfaction of such indebtedness. (Section 1.1)

  The term "Lien" is defined to mean any pledge, mortgage or other lien (including lease purchase, installment purchase and other title retention financing arrangements) on or in respect of any Principal Property owned by the Company or any Restricted Subsidiary or on any shares of stock or indebtedness for money borrowed of any Restricted Subsidiary. (Section 3.5)

EVENTS OF DEFAULT

  An Event of Default with respect to the Debt Securities of any series is defined in the Indentures as: (i) default in the payment of any installment of interest upon any of the Debt Securities of such series as and when the same shall become due and payable, and continuance of such default for a period of 30 days; (ii) default in the payment of all or any part of the principal of any of the Debt Securities of such series as and when the same shall become due and payable either at maturity, upon any redemption, by declaration or otherwise; (iii) default in the performance, or breach, of any other covenant or warranty of the Company contained in the Debt Securities of such series or set forth in the applicable Indenture (other than a covenant or warranty included in the applicable Indenture solely for the benefit of a series of Debt Securities other than such series) and continuance of such default or breach for a period of 90 days after due notice by the Trustee or by the holders of at least 25% in principal amount of the outstanding securities of that series; or (iv) certain events of bankruptcy, insolvency or reorganization of the Company. (Section 5.1) Additional Events of Default may be added for the benefit of holders of certain series of Debt Securities which, if added, will be described in the Prospectus Supplement relating to such Debt Securities. The Indentures provide that the Trustee shall notify the holders of Debt Securities of each series of any continuing default known to the Trustee which has occurred with respect to that series within 90 days after the occurrence thereof. The Indentures provide that notwithstanding the foregoing, except in the case of default in the payment of the principal of, or interest, if any, on any of the Debt Securities of such series, the Trustee may withhold such notice if the Trustee in good faith determines that the withholding of such notice is in the interests of the holders of Debt Securities of such series. (Section 6.5)

  The Indentures provide that if an Event of Default with respect to any series of Debt Securities shall have occurred and be continuing, either the Trustee or the holders of not less than 25% in aggregate principal amount of Debt Securities of that series then outstanding may declare the principal amount of all Debt Securities of that series to be due and payable immediately, but upon certain conditions such declaration may be annulled. (Section 5.1) Any past defaults and the consequences thereof (except a default in the payment of principal of or interest, if any, on Debt Securities of that series) may be waived by the holders of a majority in principal amount of the Debt Securities of that series then outstanding. (Section 5.9) The Senior Indenture also permits the Company to omit compliance with certain covenants in such Indenture with respect to Senior Debt Securities of any series upon waiver by the holders of a majority in principal amount of the Senior Debt Securities of such series then outstanding. (Section 3.7)

  Subject to the provisions of the Indentures relating to the duties of the Trustee, in case an Event of Default with respect to any series of Debt Securities shall occur and be continuing, the Trustee shall not be under any obligation to exercise any of the trusts or powers vested in it by the Indentures at the request or direction of any of the holders of that series, unless such holders shall have offered to such Trustee reasonable security or indemnity. (Sections 6.1 and 6.2) The holders of a majority in aggregate principal amount of the Debt Securities of each series affected and then outstanding shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee under the applicable Indenture or exercising any trust or power conferred on the Trustee with respect to the Debt Securities of that series; provided that the Trustee may refuse to follow any direction which is in conflict with any law or such Indenture and subject to certain other limitations. (Section 5.8)

  No holder of any Debt Security of any series will have any right by virtue or by availing of any provision of the Indentures to institute any proceeding at law or in equity or in bankruptcy or otherwise upon or under or with respect to the Indentures or for any remedy thereunder, unless such holder shall have previously given the Trustee written notice of an Event of Default with respect to Debt Securities of that series and unless the holders of at least 25% in aggregate principal amount of the outstanding Debt Securities of that series shall also have made written request, and offered reasonable indemnity, to the Trustee to institute such proceeding as trustee and the Trustee shall have failed to institute such proceeding within 60 days after its receipt of such request, and the Trustee shall not have received from the holders of a majority in aggregate principal amount of the outstanding Debt Securities of that series a direction inconsistent with such request. (Section 5.5) However, the right of a holder of any Debt Security to receive payment of the principal of and interest, if any, on such Debt Security on or after the due dates expressed in such Debt Security, or to institute suit for the enforcement of any such payment on or after such dates, shall not be impaired or affected without the consent of such holder. (Section 5.6)

MERGER

  Each Indenture provides that the Company may consolidate with, or sell, convey or lease all or substantially all of its assets to, or merge with or into, any other corporation, if (i) either the Company is the continuing corporation or the successor corporation is a domestic corporation and expressly assumes the due and punctual payment of the principal of and interest on all the Debt Securities outstanding under such Indenture according to their tenor and the due and punctual performance and observance of all of the covenants and conditions of such Indenture to be performed or observed by the Company; and (ii) the Company or such successor corporation, as the case may be, is not, immediately after such merger or consolidation, or such sale, conveyance or lease, in material default in the performance or observance of any such covenant or condition. (Section 9.1)

SATISFACTION AND DISCHARGE OF INDENTURES

  The applicable Indenture with respect to any series of Debt Securities (except for certain specified surviving obligations including, among other things, the Company's obligation to pay the principal of and interest on the Debt Securities of such series) will be discharged and canceled upon the satisfaction of certain conditions, including the payment of all the Debt Securities of such series or the deposit with the Trustee under such Indenture of cash or appropriate Government Obligations or a combination thereof sufficient for such payment or redemption in accordance with the applicable Indenture and the terms of the Debt Securities of such series. (Section 10.1)

MODIFICATION OF THE INDENTURES

  The Indentures contain provisions permitting the Company and the Trustee thereunder, with the consent of the holders of not less than a majority in aggregate principal amount of the Debt Securities of each series at the time outstanding under the applicable Indenture, to execute supplemental indentures adding any provisions to, or changing in any manner or eliminating any of the provisions of, the applicable Indenture or any supplemental indenture with respect to the Debt Securities of such series or modifying in any manner the rights of the holders of the Debt Securities of such series; provided that no such supplemental indenture may (i) extend the final maturity of any Debt Security, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of any interest thereon, or reduce any amount payable on redemption thereof, or impair or affect the right of any holder of Debt Securities to institute suit for payment thereof or, if the Debt Securities provide therefor, any right of repayment at the option of the holders of the Debt Securities, without the consent of the holder of each Debt Security so affected or (ii) reduce the aforesaid percentage of Debt Securities of such series, the consent of the holders of which is required for any such supplemental indenture, without the consent of the holders of all Debt Securities of such series so affected. (Section 8.2) Additionally, in certain prescribed instances, the Company and the Trustee may execute supplemental indentures without the consent of the holders of Debt Securities. (Section 8.1)

DEFEASANCE AND COVENANT DEFEASANCE

  The Indentures provide, if such provision is made applicable to the Debt Securities of any series, that the Company may elect either (a) to terminate (and be deemed to have satisfied) all its obligations with respect to such Debt Securities (except for the obligations to register the transfer or exchange of such Debt Securities, to replace mutilated, destroyed, lost or stolen Debt Securities, to maintain an office or agency in respect of the Debt Securities, to compensate and indemnify the Trustee and to punctually pay or cause to be paid the principal of, and interest, if any, on all Debt Securities of such series when due) ("defeasance"); or (b) in the case of the Senior Indenture, to be released from its obligations with respect to Senior Debt Securities under Sections 3.5 and 3.6 of the Senior Indenture (being the restrictions described above under "Limitations on Liens" and "Limitations on Sale and Leaseback Transactions") ("covenant defeasance"), upon the deposit with the Trustee, in trust for such purpose, of money and/or Government Obligations which through the payment of principal and interest in accordance with their terms will provide money, in an amount sufficient (in the opinion of a nationally recognized firm of independent public accountants) to pay the principal of and premium and interest, if any, on the outstanding Debt Securities of such series, and any mandatory sinking fund or analogous payments thereon, on the scheduled due dates therefor. Such a trust may be established only if, among other things, the Company has delivered to the Trustee an opinion of counsel (as specified in the applicable Indenture) with regard to certain matters, including an opinion to the effect that the Holders of such Debt Securities will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and discharge and will be subject to federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such deposit and defeasance or covenant defeasance, as the case may be, had not occurred. The Prospectus Supplement may further describe these or other provisions, if any, permitting defeasance or covenant defeasance with respect to the Debt Securities of any series. (Section 10.1)

SUBORDINATION OF SUBORDINATED DEBT SECURITIES

  The Senior Debt Securities will constitute part of the Senior Indebtedness (as defined below) of the Company and will rank pari passu with all outstanding senior debt. Except as set forth in the related Prospectus Supplement, the Subordinated Debt Securities will be subordinated, in right of payment, to the prior payment in full of the Senior Indebtedness (as defined below), including the Senior Debt Securities, whether outstanding at the date of the Subordinated Indenture or thereafter incurred, assumed or guaranteed. The term "Senior Indebtedness" means (1) the principal of and premium, if any, and unpaid interest on indebtedness for money borrowed, (2) purchase money and similar obligations, (3) obligations under capital leases, (4) guarantees, assumptions or purchase commitments relating to, or other transactions as a result of which the Company is responsible for the payment of, such indebtedness of others, (5) renewals, extensions and refunding of any such indebtedness, (6) interest or obligations in respect of any such indebtedness accruing after the commencement of any insolvency or bankruptcy proceedings and (7) obligations associated with derivative products such as interest rate and currency exchange contracts, foreign exchange contracts, commodity contracts, and similar arrangements, unless, in each case, the instrument by which the Company incurred, assumed or guaranteed the indebtedness or obligations described in clauses (1) through (7) hereof expressly provides that such indebtedness or obligation is not senior in right of payment to the Subordinated Debt Securities.

  Upon any distribution of assets of the Company in connection with any dissolution, winding up, liquidation or reorganization of the Company, whether in a bankruptcy, insolvency, reorganization or receivership proceeding or upon an assignment for the benefit of creditors or any other marshaling of the assets and liabilities of the Company or otherwise, except a distribution in connection with a merger or consolidation or a conveyance or transfer of all or substantially all of the properties of the Company in accordance with the Subordinated Indenture, the holders of all Senior Indebtedness shall first be entitled to receive payment of the full amount due thereon, or provision shall be made for such payment in money or money's worth, before the holders of any of the Subordinated Debt Securities are entitled to receive any payment in respect of the Subordinated Debt Securities. In the event that a payment default shall have occurred and be continuing with respect to the Senior Indebtedness, the holders of all Senior Indebtedness shall first be entitled to receive payment of the full amount due thereon, or provision shall be made for such payment in money or money's worth, before the holders of any of the Subordinated Debt Securities are entitled to receive any payment in respect of the Subordinated Debt Securities. In the event that the principal of the Subordinated Debt Securities of any series shall have been declared due and payable pursuant to the Subordinated Indenture and such declaration shall not have been rescinded and annulled, the holders of all Senior Indebtedness outstanding at the time of such declaration shall first be entitled to receive payment of the full amount due thereon, or provision shall be made for such payment in money or money's worth, before the holders of any of the Subordinated Debt Securities are entitled to receive any payment in respect of the Subordinated Debt Securities.

  This subordination will not prevent the occurrence of any event of default with respect to the Subordinated Debt Securities. There is no limitation on the issuance of additional Senior Indebtedness in the Subordinated Indenture.

GLOBAL DEBT SECURITIES

  The Debt Securities of a series may be issued in whole or in part in the form of one or more global securities (each, a "Global Security") that will be deposited with, or on behalf of, a Debt Depository identified in the applicable Prospectus Supplement. Global Securities may be issued in either registered or bearer form and in either temporary or permanent form. Unless otherwise provided in such Prospectus Supplement, Debt Securities that are represented by a Global Security will be issued in denominations of $1,000 or any integral multiple thereof and will be issued in registered form only, without coupons. Payments of principal of, and interest, if any, on Debt Securities represented by a Global Security will be made by the Company to the Trustee under the applicable Indenture and then forwarded to the Debt Depository.

  The Company anticipates that any Global Securities will be deposited with, or on behalf of, The Depository Trust Company, New York, New York ("DTC"), and that such Global Securities will be registered in the name of Cede & Co., DTC's nominee. The Company further anticipates that the following provisions will apply to the depository arrangements with respect to any such Global Securities. Any additional or differing terms of the depository arrangements will be described in the Prospectus Supplement relating to a particular series of Debt Securities issued in the form of Global Securities.

  So long as DTC or its nominee is the registered owner of a Global Security, DTC or its nominee, as the case may be, will be considered the sole Holder of the Debt Securities represented by such Global Security for all purposes under the applicable Indenture. Except as described below, owners of beneficial interests in a Global Security will not be entitled to have Debt Securities represented by such Global Security registered in their names, will not receive or be entitled to receive physical delivery of Debt Securities in certificated form and will not be considered the owners or Holders thereof under the applicable Indenture. The laws of some states require that certain purchasers of securities take physical delivery of such securities in certificated form; accordingly, such laws may limit the transferability of beneficial interests in a Global Security.

  If DTC is at any time unwilling or unable to continue as depository or if at any time DTC ceases to be a clearing agency registered under the Exchange Act if so required by applicable law or regulation, and, in either case, a successor Debt Depository is not appointed by the Company within 90 days, the Company will issue individual Debt Securities in certificated form in exchange for the Global Securities. In addition, the Company may at any time, and in its sole discretion, determine not to have any Debt Securities represented by one or more Global Securities, and, in such event, will issue individual Debt Securities in certificated form in exchange for the relevant Global Securities. In any such instance, an owner of a beneficial interest in a Global Security will be entitled to physical delivery of individual Debt Securities in certificated form of like tenor and rank, equal in principal amount to such beneficial interest, and to have such Debt Securities in certificated form registered in its name. Unless otherwise described in the applicable Prospectus Supplement, Debt Securities so issued in certificated form will be issued in denominations of $1,000, or any integral multiple thereof, and will be issued in registered form only, without coupons.

  DTC will act as securities depository for the Debt Securities. The Debt Securities will be issued as fully registered securities registered in the name of Cede & Co. (DTC's partnership nominee). One fully registered Debt Security certificate will be issued with respect to each $200 million of principal amount of the Debt Securities of a series, and an additional certificate will be issued with respect to any remaining principal amount of such series.

  DTC is a limited purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants ("Participants") deposit with DTC. DTC also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations ("Direct Participants"). DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others, such as securities brokers and dealers, and banks and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants"). The rules applicable to DTC and its Participants are on file with the Commission.

  Purchases of Debt Securities under the DTC system must be made by or through Direct Participants, which will receive a credit for the Debt Securities on DTC's records. The ownership interest of each actual purchaser of each Debt Security ("Beneficial Owner") is in turn recorded on the Direct and Indirect Participants' records. A Beneficial Owner does not receive written confirmation from DTC of its purchase, but is expected to receive a written confirmation providing details of the transaction, as well as periodic statements of its holdings, from the Direct or Indirect Participants through which such Beneficial Owner entered into the action. Transfers of ownership interests in Debt Securities are accomplished by entries made on the books of Participants acting on behalf of Beneficial Owners. Beneficial Owners do not receive certificates representing their ownership interests in Debt Securities, except in the event that use of the book-entry system for the Debt Securities is discontinued.

  To facilitate subsequent transfers, the Debt Securities are registered in the name of DTC's partnership nominee, Cede & Co. The deposit of the Debt Securities with DTC and their registration in the name of Cede & Co. will effect no change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the Debt Securities; DTC records reflect only the identity of the Direct Participants to whose accounts Debt Securities are credited, which may or may not be the Beneficial Owners. The Participants remain responsible for keeping account of their holdings on behalf of their customers.

  Delivery of notice and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants and by Direct Participants and Indirect Participants to Beneficial Owners are governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

  Neither DTC nor Cede & Co. consents or votes with respect to the Debt Securities. Under its usual procedures, DTC mails a proxy (an "Omnibus Proxy") to the issuer as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts the Debt Securities are credited on the record date (identified on a list attached to the Omnibus Proxy).

  Principal and interest payments, if any, on the Debt Securities are made to DTC. DTC's practice is to credit Direct Participants' accounts on the payment date in accordance with their respective holdings as shown on DTC's records unless DTC has reason to believe that it will not receive payment on the payment date. Payments by Participants to Beneficial Owners are governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name" and are the responsibility of such Participant and not of DTC, the Trustee or the Company, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal and interest, if any, to DTC is the responsibility of the Company or the Trustee, disbursement of such payments to Direct Participants is the responsibility of DTC, and disbursement of such payments to the Beneficial Owners is the responsibility of Direct and Indirect Participants.

  DTC may discontinue providing its services as securities depository with respect to the Debt Securities at any time by giving reasonable notice to the Company or the Trustee. Under such circumstances, in the event that a successor securities depository is not appointed, Debt Security certificates are required to be printed and delivered.

  The Company may decide to discontinue use of the system of book-entry transfers through DTC (or a successor securities depository). In that event, Debt Security certificates will be printed and delivered.

  The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that the Company believes to be reliable, but the Company takes no responsibility for the accuracy thereof.

  Unless stated otherwise in the Prospectus Supplement, the underwriters or agents with respect to a series of Debt Securities issued as Global Securities will be Direct Participants in DTC.

  None of the Company, any underwriter or agent, the Trustee or any applicable paying agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests in a Global Security or for maintaining, supervising or reviewing any records relating to such beneficial interest.

CONCERNING THE TRUSTEE

  The Trustee has extended credit facilities to the Company and conducts other business with the Company and certain of its affiliates, including cash management and stock transfer services and serving as the trustee for the FMC Employees' Thrift and Stock Purchase Plan.

                    DESCRIPTION OF THE WARRANTS TO PURCHASE
                        COMMON STOCK OR PREFERRED STOCK

  The following statements with respect to the Common Stock Warrants and Preferred Stock Warrants (collectively, the "Stock Warrants") are summaries of, and subject to, the detailed provisions of a warrant agreement ("Stock Warrant Agreement") to be entered into by the Company and a warrant agent to be selected at the time of issue (the "Stock Warrant Agent"), which Stock Warrant Agreement may include or incorporate by reference standard warrant provisions substantially in the form of the Standard Stock Warrant Provisions (the "Stock Warrant Provisions") filed as an exhibit to the Registration Statement.

GENERAL

  The Stock Warrants, evidenced by warrant certificates (the "Stock Warrant Certificates"), may be issued under the Stock Warrant Agreement independently or together with any Offered Securities offered by any Prospectus Supplement and may be attached to or separate from such Offered Securities. If Stock Warrants are offered, the related Prospectus Supplement will describe the terms of the Stock Warrants, including, without limitation, the following: (1) the offering price, if any; (2) the designation and terms of the Common or Preferred Stock purchasable upon exercise of the Stock Warrants; (3) the number of shares of Common or Preferred Stock purchasable upon exercise of one Stock Warrant and the initial price at which such shares may be purchased upon exercise; (4) the date on which the right to exercise the Stock Warrants shall commence and the date on which such right shall expire; (5) a discussion of certain federal income tax considerations; (6) the call provisions, if any;
(7) the currency, currencies or currency units in which the offering price, if any, and exercise price are payable; (8) the antidilution provisions of the Stock Warrants; and (9) any other terms of the Stock Warrants. The shares of Common or Preferred Stock issuable upon exercise of the Stock Warrants will, when issued in accordance with the Stock Warrant Agreement, be fully paid and nonassessable.

EXERCISE OF STOCK WARRANTS

  Stock Warrants may be exercised by surrendering to the Stock Warrant Agent the Stock Warrant certificate signed by the warrantholder, or its duly authorized agent, indicating the warrantholder's election to exercise all or a portion of the Stock Warrants evidenced by the certificate. Surrendered Stock Warrant certificates shall be accompanied by payment of the aggregate exercise price of the Stock Warrants to be exercised, as set forth in the related Prospectus Supplement, which payment may be made in the form of cash or a check equal to the exercise price. Certificates evidencing duly exercised Stock Warrants will be delivered by the Stock Warrant Agent to the transfer agent for the Common Stock or the Preferred Stock, as the case may be. Upon receipt thereof, the transfer agent shall deliver or cause to be delivered, to or upon the written order of the exercising warrantholder, a certificate representing the number of shares of Common Stock or Preferred Stock purchased. If fewer than all of the Stock Warrants evidenced by any certificate are exercised, the Stock Warrant Agent shall deliver to the exercising warrantholder a new Stock Warrant certificate representing the unexercised Stock Warrants.

ANTIDILUTION PROVISIONS

  The exercise price payable and the number of shares of Common or Preferred Stock purchasable upon the exercise of each Stock Warrant will be subject to adjustment in certain events, including the issuance of a stock dividend to holders of Common or Preferred Stock, respectively, or a combination, subdivision or reclassification of Common or Preferred Stock, respectively. In lieu of adjusting the number of shares of Common or Preferred Stock purchasable upon exercise of each Stock Warrant, the Company may elect to adjust the number of Stock Warrants. No adjustment in the number of shares purchasable upon exercise of the Stock Warrants will be required until cumulative adjustments require an adjustment of at least 1% thereof. The Company may, at its option, reduce the exercise price at any time. No fractional shares will be issued upon exercise of Stock Warrants, but the Company will pay the cash value of any fractional shares otherwise issuable. Notwithstanding the foregoing, in case of any consolidation, merger or sale or conveyance of the property of the Company as an entirety or substantially as an entirety, the holder of each outstanding Stock Warrant shall have the right to the kind and amount of shares of stock and other securities and property (including cash) receivable by a holder of the number of shares of Common or Preferred Stock into which such Stock Warrants were exercisable immediately prior thereto.

NO RIGHTS AS STOCKHOLDERS

  Holders of Stock Warrants will not be entitled, by virtue of being such holders, to vote, to consent, to receive dividends, to receive notice as stockholders with respect to any meeting of stockholders for the election of directors of the Company or any other matter or to exercise any rights whatsoever as stockholders of the Company.

            DESCRIPTION OF THE WARRANTS TO PURCHASE DEBT SECURITIES

  The following statements with respect to the Debt Warrants are summaries of, and subject to, the detailed provisions of a warrant agreement (the "Debt Warrant Agreement") to be entered into by the Company and a warrant agent to be selected at the time of issue (the "Debt Warrant Agent"), which Debt Warrant Agreement may include or incorporate by reference standard warrant provisions substantially in the form of the Standard Debt Securities Warrant Provisions (the "Debt Warrant Provisions") filed as an exhibit to the Registration Statement.

GENERAL

  The Debt Warrants, evidenced by warrant certificates (the "Debt Warrant Certificates"), may be issued under the Debt Warrant Agreement independently or together with any Offered Securities offered by any Prospectus Supplement and may be attached to or separate from such Offered Securities. If Debt Warrants are offered, the related Prospectus Supplement will describe the terms of the warrants, including, without limitation, the following: (1) the offering price, if any; (2) the designation, aggregate principal amount and terms of the Debt Securities purchasable upon exercise of the warrants; (3) if applicable, the designation and terms of the Debt Securities with which the Debt Warrants are issued and the number of Debt Warrants issued with each such Debt Security; (4) if applicable, the date on and after which the Debt Warrants and the related Offered Securities will be separately transferable;
(5) the principal amount of Debt Securities purchasable upon exercise of one Debt Warrant and the price at which such principal amount of Debt Securities may be purchased upon exercise; (6) the date on which the right to exercise the Debt Warrants shall commence and the date on which such right shall expire; (7) a discussion of certain federal income tax considerations; (8) whether the warrants represented by the Debt Warrant Certificates will be issued in registered or bearer form; (9) the currency, currencies or currency units in which the offering price, if any, and exercise price are payable;
(10) the antidilution provisions of the Debt Warrants; and (11) any other terms of the Debt Warrants.

  Debt Warrant Certificates may be exchanged for new Debt Warrant Certificates of different denominations and may (if in registered form) be presented for registration of transfer at the corporate trust office of the Debt Warrant Agent, which will be listed in the related Prospectus Supplement, or at such other office as may be set forth therein. Warrantholders do not have any of the rights of holders of Debt Securities (except to the extent that the consent of warrantholders may be required for certain modifications of the terms of an Indenture or form of the Debt Security, as the case may be, and the series of Debt Securities issuable upon exercise of the Debt Warrants) and are not entitled to payments of principal of and interest, if any, on the Debt Securities.

EXERCISE OF DEBT WARRANTS

  Debt Warrants may be exercised by surrendering the Debt Warrant Certificate at the corporate trust office of the Debt Warrant Agent, with the form of election to purchase on the reverse side of the Debt Warrant Certificate properly completed and executed, and by payment in full of the exercise price, as set forth in the Prospectus Supplement. Upon the exercise of Debt Warrants, the Debt Warrant Agent will, as soon as practicable, deliver the Debt Securities in authorized denominations in accordance with the instructions of the exercising warrantholder and at the sole cost and risk of such holder. If less than all of the Debt Warrants evidenced by the Debt Warrant Certificate are exercised, a new Debt Warrant Certificate will be issued for the remaining amount of Debt Warrants.

                             PLAN OF DISTRIBUTION

  The Company may sell Offered Securities (1) through underwriters or dealers,
(2) directly to one or more purchasers or (3) through agents. A Prospectus Supplement will set forth the terms of the offering of the Offered Securities offered thereby, including the name or names of any underwriters, the purchase price of the Offered Securities and the proceeds to the Company from the sale, any underwriting discounts and other items constituting underwriters' compensation, any public offering price, any discounts or concessions allowed or reallowed or paid to dealers and any securities exchange or market on which the Offered Securities may be listed. Only underwriters so named in such Prospectus Supplement are deemed to be underwriters in connection with the Offered Securities offered thereby.

  If underwriters are used in the sale, the Offered Securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the Offered Securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all the Offered Securities of the series offered by the Prospectus Supplement if any of the Offered Securities are purchased. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

  Offered Securities may also be sold directly by the Company or through agents designated by the Company from time to time. Any agent involved in the offering and sale of Offered Securities in respect of which this Prospectus is delivered will be named, and any commissions payable by the Company to such agent will be set forth, in the Prospectus Supplement. Unless otherwise indicated in the related Prospectus Supplement, any such agent will be acting on a best-efforts basis for the period of its appointment.

  All Offered Securities offered other than Common Stock will be a new issue of securities with no established trading market. Any underwriters to whom such Offered Securities are sold by the Company for public offering and sale may make a market in such Offered Securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of or the trading markets for any such Offered Securities.

  Agents and underwriters may be entitled under agreements entered into with the Company to indemnification by the Company against certain civil liabilities, including liabilities under the Securities Act that may arise from any untrue statement or alleged untrue statement of a material fact or any omission or alleged omission to state a material fact in this Prospectus, any supplement or amendment hereto, or in the registration statement of which this Prospectus forms a part, or to contribution with respect to payments which the agents or underwriters may be required to make in respect thereof. Agents and underwriters may engage in transactions with, or perform services for, the Company in the ordinary course of business.

                                 LEGAL MATTERS

  Certain legal matters with respect to the validity of the Offered Securities will be passed upon for the Company by Winston & Strawn, Chicago, Illinois. The Chairman of the Executive Committee of Winston & Strawn, Governor James R. Thompson, serves as a member of the Company's Board of Directors and as of March 1, 1998 beneficially owned 4,030 shares of Common Stock. Certain legal matters with respect to the Offered Securities will be passed upon for any underwriters or agents by Mayer, Brown & Platt, Chicago, Illinois. Mayer, Brown & Platt from time to time acts as counsel for the Company on certain matters.

                                    EXPERTS

  The consolidated financial statements of FMC Corporation and consolidated subsidiaries as of December 31, 1997 and 1996, and for each of the years in the three-year period ended December 31, 1997, have been incorporated by reference herein and in the Registration Statement in reliance upon the report of KPMG Peat Marwick LLP ("KPMG"), independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

  With respect to the unaudited interim financial information for the three-month periods ended March 31, 1998 and 1997, incorporated by reference herein, KPMG has reported that they applied limited procedures in accordance with professional standards for a review of such information. However, their separate report included in the Company's quarterly report on Form 10-Q for the quarter ended March 31, 1998, and incorporated by reference herein, states that they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their report on such information should be restricted in light of the limited nature of the review procedures applied. The accountants are not subject to the liability provisions of Section 11 of the Securities Act for their report on the unaudited interim financial information because that report is not a "report" or a "part" of the Registration Statement prepared or certified by the accountants within the meaning of Sections 7 and 11 of the Securities Act.

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

  The following table sets forth the costs and expenses payable by the Company, except any underwriters' fees and expenses, in connection with the sale of the Offered Securities being registered hereby. All of the amounts shown are estimated, except the Securities and Exchange Commission registration fee.

      Securities and Exchange Commission registration fee............. $100,300
      Blue sky fees and expenses......................................    5,000
      Accounting fees and expenses....................................   50,000
      Legal fees and expenses.........................................  100,000
      Printing expenses...............................................  100,000
      Rating agency fees..............................................  150,000
      Trustee's fees and expenses.....................................   10,000
      Miscellaneous...................................................   84,700
                                                                       --------
          Total....................................................... $600,000
                                                                       ========

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

  The Company is a Delaware corporation. Reference is made to Section 145 of the Delaware General Corporation Law, as amended (the "GCL"), which provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at its request in such capacity of another corporation or business organization against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that such person's conduct was unlawful. A Delaware corporation may indemnify officers and directors in an action by or in the right of a corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses that such officer or director actually and reasonably incurred.

  Article XI of the Company's Restated By-laws provides that the Company shall indemnify its directors and officers to the full extent permitted by Section 145 of the GCL.

  The Company's Restated Certificate of Incorporation provides that the Company's directors will not be personally liable to the Company or its stockholders for monetary damages resulting from breaches of their fiduciary duty as directors, except (a) for any breach of the directors' duty of loyalty to the Company or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
(c) for unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the GCL or (d) for transactions from which directors derive improper personal benefit.

  Under the terms of the Equity Underwriting Agreement and the Debt Underwriting Agreement filed as exhibits hereto, directors, certain officers and controlling persons of the Company are entitled to indemnification under certain circumstances including proceedings under the Securities Act of 1933 and the Securities Exchange Act of 1934.

  The Company maintains directors' and officers' liability insurance coverage.

ITEM 16. EXHIBITS

  A list of exhibits included as part of this Registration Statement is set forth in the Exhibit Index which immediately precedes such exhibits and is incorporated herein by reference.

ITEM 17. UNDERTAKINGS

  The Company hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

      (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

      (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

      (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

  provided, however, that paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") that are incorporated by reference in this Registration Statement.

    (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (4) That, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (5) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the provisions described in Item 15 (other than the provisions relating to insurance), or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, FMC CORPORATION CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF CHICAGO, STATE OF ILLINOIS, ON JULY 21, 1998.

                                          FMC Corporation

                                                /s/ Michael J. Callahan
                                          By: _________________________________
                                          Name: Michael J. Callahan
                                          Title:  Executive Vice President and
                                                  Chief Financial Officer
                                                  (Principal Financial Officer)

  EACH PERSON WHOSE SIGNATURE APPEARS BELOW HEREBY CONSTITUTES AND APPOINTS J. PAUL MCGRATH, MICHAEL J. CALLAHAN AND ROBERT N. BURT, AND EACH OR ANY OF THEM, AS HIS OR HER TRUE AND LAWFUL ATTORNEY-IN-FACT AND AGENT, WITH FULL POWER OF SUBSTITUTION, FOR HIM OR HER AND IN HIS OR HER NAME, PLACE AND STEAD, IN ANY AND ALL CAPACITIES, TO SIGN ANY OR ALL AMENDMENTS OR POST-EFFECTIVE AMENDMENTS TO THIS REGISTRATION STATEMENT AND TO FILE THE SAME, WITH ALL EXHIBITS THERETO, AND OTHER DOCUMENTS IN CONNECTION THEREWITH WITH THE SECURITIES AND EXCHANGE COMMISSION, GRANTING UNTO SAID ATTORNEYS-IN-FACT AND AGENTS AND EACH OF THEM FULL POWER AND AUTHORITY TO DO AND PERFORM EACH AND EVERY ACT AND THING REQUISITE AND NECESSARY TO BE DONE, AS FULLY TO ALL INTENTS AND PURPOSES AS HE OR SHE MIGHT OR COULD DO IN PERSON, HEREBY RATIFYING AND CONFIRMING ALL THAT EACH SUCH ATTORNEY-IN-FACT AND AGENT, OR HIS SUBSTITUTE MAY LAWFULLY DO OR CAUSE TO BE DONE BY VIRTUE THEREOF.

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED ON THE DATES INDICATED:

             SIGNATURE                           TITLE                    DATE
             ---------                           -----                    ----


        /s/ Robert N. Burt           Chairman of the Board, Chief    July 21, 1998
____________________________________  Executive Officer and
           Robert N. Burt             Director
                                      (Principal Executive
                                      Officer)

        /s/ Larry D. Brady           President and Director          July 21, 1998
____________________________________
           Larry D. Brady

     /s/ Michael J. Callahan         Executive Vice President and    July 21, 1998
____________________________________  Chief Financial Officer
        Michael J. Callahan           (Principal Financial
                                      Officer)

       /s/ Ronald D. Mambu           Vice President and              July 21, 1998
____________________________________  Controller (Principal
          Ronald D. Mambu             Accounting Officer)

    /s/ B.A. Bridgewater, Jr.        Director                        July 21, 1998
____________________________________
       B.A. Bridgewater, Jr.


             SIGNATURE                           TITLE                    DATE
             ---------                           -----                    ----

    /s/ Patricia A. Buffler                    Director              July 21, 1998
____________________________________
        Patricia A. Buffler

     /s/ Albert J. Costello                    Director              July 21, 1998
____________________________________
         Albert J. Costello

    /s/ Paul L. Davies, Jr.                    Director              June 29, 1998
____________________________________
        Paul L. Davies, Jr.

  /s/ Jean A. Francois-Poncet                  Director              July 21, 1998
____________________________________
      Jean A. Francois-Poncet

      /s/ Edward C. Meyer                      Director              July 21, 1998
____________________________________
          Edward C. Meyer

      /s/ Edward J. Mooney                     Director              July 21, 1998
____________________________________
          Edward J. Mooney

     /s/ William F. Reilly                     Director              June 29, 1998
____________________________________
         William F. Reilly

     /s/ James R. Thompson                     Director              July 21, 1998
____________________________________
         James R. Thompson

      /s/ Clayton Yeutter                      Director              July 21, 1998
____________________________________
          Clayton Yeutter


                                 EXHIBIT INDEX

 EXHIBIT
 NUMBER                                DESCRIPTION
 -------                               -----------
   1.1   Form of Equity Underwriting Agreement, as filed with the Securities and Exchange Commission on September 7, 1995 as Exhibit 1.1 to the
         Company's Registration Statement on Form S-3 (Registration No. 33-
         62415) and incorporated herein by reference.
   1.2   Form of Debt Underwriting Agreement, as filed with the Securities and
         Exchange Commission on September 7, 1995 as Exhibit 1.2 to the
         Company's Registration Statement on Form S-3 (Registration No. 33-
         62415) and incorporated herein by reference.
   4.1   Restated Certificate of Incorporation of the Company.
   4.2   Restated By-Laws of the Company, amended as of February 20, 1998, as filed with the Securities and Exchange Commission on March 18, 1998 as
         Exhibit 3.3 to the Company's Form 10-K for the fiscal year ended
         December 31, 1997 (File No. 1-02376) and incorporated herein by reference.
   4.3   Amended and Restated Rights Agreement dated as of February 19, 1988 between the Company and Harris Trust and Savings Bank, as filed with the Securities and Exchange Commission on March 25, 1993 as Exhibit 4
         to the Company's Form SE (File No. 1-02376) and incorporated herein by reference.
   4.4   Amendment to Amended and Restated Rights Agreement dated February 9,
         1996, as filed with the Securities and Exchange Commission on February
         12, 1996 as Exhibit 1 to the Company's Form 8-K (File No. 1-02376) and
         incorporated herein by reference.
   4.5   Indenture dated as of July 1, 1996 between the Company and Harris
         Trust and Savings Bank, as Trustee, as filed with the Securities and
         Exchange Commission on January 27, 1997 as Exhibit 4-a to the
         Company's Form 8-K (File No. 1-02376) and incorporated herein by reference.
   4.6   Form of Subordinated Indenture between the Company and Harris Trust and Savings Bank, as Trustee, as filed with the Securities and
         Exchange Commission on September 7, 1995 as Exhibit 4.6 to the
         Company's Registration Statement on Form S-3 (Registration No. 33-
         62415) and incorporated herein by reference.
   4.7   Form of Standard Stock Warrant Provisions, as filed with the
         Securities and Exchange Commission on September 7, 1995 as Exhibit 4.7
         to the Company's Registration Statement on Form S-3 (Registration No.
         33-62415) and incorporated herein by reference.
   4.8   Form of Standard Debt Warrant Provisions, as filed with the Securities and Exchange Commission on September 7, 1995 as Exhibit 4.8 to the
         Company's Registration Statement on Form S-3 (Registration No. 33-
         62415) and incorporated herein by reference.
   5.1   Opinion of Winston & Strawn.
  12.1   Statement regarding Computation of Ratios of Earnings to Fixed
         Charges.
  15.1   Letter from KPMG Peat Marwick LLP regarding Unaudited Interim
         Financial Information.
  23.1   Consent of KPMG Peat Marwick LLP.
  23.2   Consent of Winston & Strawn (included in its opinion filed as Exhibit
         5.1).
  24.1   Powers of Attorney (included on signature page included in Part II of this filing).
  25.1   Statement of Eligibility of Trustee on Form T-1 for Harris Trust and
         Savings Bank.